Exhibit: 5.1

[LETTERHEAD OF VENABLE LLP]

DRAFT

November 3, 2026

Acadia Realty Trust

411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of the following securities of the Company having an indeterminate aggregate offering price (collectively, the “Securities”): (i) common shares of beneficial interest, $.001 par value per share, of the Company (“Common Shares”); (ii) preferred shares of beneficial interest of the Company (“Preferred Shares”); (iii) depositary shares, each evidencing a fraction of a Preferred Share (“Depositary Shares”); (iv) warrants to purchase Debt Securities (as defined below), Common Shares or Preferred Shares (“Warrants”); (v) subscription rights to purchase Common Shares (“Subscription Rights”); (vi) share purchase units or contracts to purchase Common Shares, Preferred Shares or Depositary Shares (“Share Purchase Contracts”); (vii) units that include any of the Securities in any combination (“Units”); and (viii) debt securities of the Company (“Debt Securities”), each covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.
The Registration Statement and the related form of prospectus included therein;
2.
The Declaration of Trust of the Company, as amended and supplemented (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3.
The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
4.
A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Acadia Realty Trust

November 3, 2026

5.
Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Company (the “Board”) relating to the registration, sale and issuance of the Securities, certified as of the date hereof by an officer of the Company;
6.
A certificate executed by an officer of the Company, dated as of the date hereof; and
7.
Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.
Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.
Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.
Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.
All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.
The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Resolutions (such approval referred to herein as the “Trust Proceedings”).
6.
Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.
7.
Upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued in respect of the Securities, the

Acadia Realty Trust

November 3, 2026

total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.
8.
Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including Preferred Securities which may be issued in respect of the Securities, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration of Trust, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Declaration of Trust.
9.
The Securities will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Declaration of Trust or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares.
10.
Any Securities convertible into or exchangeable for any other Securities will be duly converted or exchanged in accordance with their terms.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.
The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.
Upon the completion of all Trust Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Trust Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.
3.
Upon the completion of all Trust Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.
4.
Upon the completion of all Trust Proceedings relating to the Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.
5.
Upon the completion of all Trust Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized.
6.
Upon the completion of all Trust Proceedings relating to the Securities that are Subscription Rights, the issuance of the Subscription Rights will be duly authorized.

Acadia Realty Trust

November 3, 2026

7.
Upon the completion of all Trust Proceedings relating to the Securities that are Share Purchase Contracts, the issuance of the Share Purchase Contracts will be duly authorized.
8.
Upon the completion of all Trust Proceedings relating to the Securities that are Units, the issuance of the Units will be duly authorized.
9.
Upon the completion of all Trust Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP